Exhibit 99.1

Company Contact Alexis Waadt, Director of Investor Relations Airgain, Inc. investors@airgain.com	Investor Contact Matt Glover or Najim Mostamand Liolios Group, Inc. +1 949 574 3860 AIRG@liolios.com

Airgain Reports First Quarter 2017 Financial Results

San Diego, California, May 3, 2017 – Airgain, Inc. (NASDAQ: AIRG), a leading provider of embedded antenna technologies used to enable high performance wireless networking, today reported unaudited results for the first quarter ended March 31, 2017.

First Quarter 2017 Financial Highlights

•	Revenue up 32% to $11.3 million

•	Record gross margin of 47.0%

•	Earnings per diluted share of $0.04

•	Adjusted EBITDA increased 101% to $712 thousand

First Quarter 2017 Financial Results

Sales increased 32% to $11.3 million from $8.5 million in the same year-ago period. The increase was primarily driven by an increase in product sales.

Gross profit for the first quarter of 2017 grew 44% to $5.3 million from $3.7 million in Q1 of last year. Gross margin as a percentage of sales increased to 47.0% in Q1-17 compared to 43.2% in the first quarter of 2016. Total operating expenses for the first quarter grew 37% to $4.9 million from $3.6 million in Q1 of last year.

Net income attributable to common stockholders totaled $385 thousand or $0.04 per diluted share (based on 10.2 million shares), an improvement from a net loss attributable to common stockholders of $(465) thousand or $(0.82) per diluted share (based on 0.7 million shares) in the same year-ago period.

Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, fair market value for adjustments of warrants, and share-based compensation) increased 101% to $712 thousand from $354 thousand in the same year-ago period (see note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP measure).

First Quarter 2017 Key Performance Indicators (compared to same year-ago period)

•	Total customer devices increased 23% or 2.4 million devices to 12.9 million devices

•	The average number of antennas per device increased 5% to 3.12

•	The average selling price per device increased 8% to $0.86

Management Commentary

“Riding our strong momentum of 2016, we continued to expand our core connected home market, while adding to our sales funnel in new markets like enterprise and automotive,” said Airgain’s President and Chief Executive Officer, Charles Myers. “Sales grew organically by 32% year-over-year, while our margins showed expansion. This led to another strong quarter of profitability and adjusted EBITDA, more than doubling from the same period a year ago.

“Complementing our healthy financial performance were several achievements on the operational front, we began shipping new connected home devices which join a growing number of design wins based on the 802.11ac standard. Additionally, we started shipping an environmentally hardened outdoor Wi-Fi access point for a major Tier One OEM.

“We acquired the assets of Antenna Plus on April 27, 2017 for $6.4 million in cash. In 2016, Antenna Plus had unaudited revenues of $7.5 million and gross margins greater than 60%, and positive EBITDA. We expect this transaction to be EBITDA accretive within 2017.

“Looking ahead, we will take advantage of our enhanced cash position to opportunistically evaluate attractive technologies and businesses, like Antenna Plus, that can accelerate our future growth. We will continue to invest in our Sales, Marketing, and R&D initiatives to drive our strong organic growth.”

Conference Call

Airgain management will hold a conference call today, May 3, 2017 at 4:30 p.m. Eastern Standard Time (1:30 p.m. Pacific Standard Time) to discuss these results and provide an update on business conditions.

Airgain management will host the presentation, where they will also discuss additional details of the Antenna Plus acquisition, followed by a question and answer period.

Date: Wednesday, May 3, 2017

Time: 4:30 p.m. Eastern Standard Time (1:30 p.m. Pacific Standard Time)

U.S. dial-in number: 1-877-451-6152

International dial-in number: 1-201-389-0879

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay in the investor relations section of the company’s website.

A replay of the conference call will be available after 7:30 p.m. Eastern Standard Time through June 3, 2017.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13658903

About Airgain, Inc.

Airgain is a leading provider of embedded antenna technologies used to enable high performance wireless networking across a broad range of home, enterprise, and industrial devices. Our innovative antenna systems open up exciting new possibilities in wireless services requiring high speed throughput, broad coverage footprint, and carrier grade quality. Our antennas are found in devices deployed in carrier, enterprise, and residential wireless networks and systems, including set-top boxes, access points, routers, gateways, media adapters, digital televisions, and Internet of Things (IoT) devices. Airgain partners with and supplies the largest blue chip brands in the world, including original equipment and design manufacturers, chipset makers, and global operators. Airgain is headquartered in San Diego, California, and maintains design and test centers in San Diego, Cambridge, United Kingdom, and Suzhou and Shenzhen, China. For more information, visit airgain.com.

Airgain and the Airgain logo are registered trademarks of Airgain, Inc.

Forward-Looking Statements

Airgain cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. These forward-looking statements include statements regarding the acquisition of the Antenna Plus assets being EBITDA accretive within 2017, our investment in sales, marketing and R&D initiatives, our expansion into new markets and potential technology and business acquisitions and future organic growth. The inclusion of forward-looking statements should not be regarded as a representation by Airgain that any of our plans will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including, without limitation: adjustments to the unaudited financial results reported for the first quarter ended March 31, 2017 in connection with the completion of the company’s final closing process and procedures, final adjustments, and other developments that may arise during the preparation of our Quarterly Report on Form 10-Q; the market for our antenna products is developing and may not develop as we expect; our operating results may fluctuate significantly, including based on seasonal factors, which makes future operating results difficult to predict and could cause our operating results to fall below expectations or guidance; our products are subject to intense competition, including competition from the customers to whom we sell, and competitive pressures from existing and new companies may harm our business, sales, growth rates and market share; our future success depends on our ability to develop and successfully introduce new and enhanced products for the wireless market that meet the needs of our customers; the Antenna Plus acquisition may negatively affect our operating results, financial condition or cash flows, including as a result of the assumption of known and unknown liabilities; risks associated with integrating the Antenna Plus business into our current business; we sell to customers who are extremely price conscious, and a few customers represent a significant portion of our sales, and if we lose any of these customers, our sales could decrease significantly; we rely on a few contract manufacturers to produce and ship all of our products, a single or limited number of suppliers for some components of our products and channel partners to sell and support our products, and the failure to manage our relationships with these parties successfully could adversely affect our ability to market and sell our products; if we cannot protect our intellectual property rights, our competitive position could be harmed or we could incur significant expenses to enforce our rights; and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Note Regarding Use of Non-GAAP Financial Measures

To supplement Airgain’s condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA). We believe Adjusted EBITDA provides useful information to investors with which to analyze our operating trends and performance. In computing Adjusted EBITDA, we also exclude stock-based compensation expense, which represents non-cash charges for the fair value of stock options and other non-cash awards granted to employees, as well as the fair market value adjustments for warrants. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash operating expenses, we believe that providing a non-GAAP financial measure that excludes non-cash expense allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision making and for evaluating our own core business operating results over different periods of time.

Our Adjusted EBITDA measure may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Our Adjusted EBITDA is not a measurement of financial performance under GAAP, and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider Adjusted EBITDA to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of specific adjustments to GAAP results is provided in the last table at the end of this release.

Airgain, Inc.

Unaudited Condensed Balance Sheets

	March 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$41,859,298	$45,161,403
Trade accounts receivable, net	7,512,937	5,154,996
Inventory	108,321	146,815
Prepaid expenses and other current assets	318,937	349,550

Total current assets	49,799,493	50,812,764
Property and equipment, net	812,005	807,086
Goodwill	1,249,956	1,249,956
Customer relationships, net	2,744,168	2,822,918
Intangible assets, net	268,123	286,719
Other assets	189,876	84,060

Total assets	$55,063,621	$56,063,503

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,992,976	$3,949,005
Accrued bonus	599,475	1,748,551
Accrued liabilities	803,936	1,072,242
Deferred purchase price	1,000,000	1,000,000
Current portion of long-term notes payable	1,333,333	1,388,563
Current portion of deferred rent obligation under operating lease	81,332	81,332

Total current liabilities	7,811,052	9,239,693
Long-term notes payable	1,000,000	1,333,333
Deferred tax liability	16,000	6,166
Deferred rent obligation under operating lease	421,170	451,909

Total liabilities	9,248,222	11,031,101
Stockholders’ equity:
Common shares, par value $0.0001, 200,000,000 shares authorized at March 31, 2017 and December 31, 2016; 9,488,057 and 9,275,062 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	949	928
Additional paid in capital	88,980,356	88,582,470
Accumulated deficit	(43,165,906)	(43,550,996)

Total stockholders’ equity	45,815,399	45,032,402
Commitments and contingencies

Total liabilities and stockholders’ equity	$55,063,621	$56,063,503

Airgain, Inc.

Unaudited Condensed Statements of Operations

	For the Three Months Ended March 31,
	2017	2016
Sales	$11,252,417	$8,512,305
Cost of goods sold	5,963,959	4,834,681

Gross profit	5,288,458	3,677,624

Operating expenses:
Research and development	1,596,799	1,321,686
Sales and marketing	1,628,141	1,241,104
General and administrative	1,638,039	998,040

Total operating expenses	4,862,979	3,560,830

Income from operations	425,479	116,794
Other expense (income):
Interest income	(37,201)	—
Interest expense	30,764	52,475
Fair market value adjustment - warrants	—	(78,834)

Total other income	(6,437)	(26,359)
Income before income taxes	431,916	143,153
Provision for income taxes	46,826	4,000

Net income	385,090	139,153
Accretion of dividends on preferred convertible stock	—	(604,069)

Net income (loss) attributable to common stockholders	$385,090	$(464,916)

Net income (loss) per share:
Basic	$0.04	$(0.70)

Diluted	$0.04	$(0.82)

Weighted average shares used in calculating income (loss) per share:
Basic	9,359,562	665,842

Diluted	10,201,606	665,842

Airgain, Inc.

Unaudited Condensed Statements of Stockholders’ Equity

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance at December 31, 2016	9,275,062	$928	$88,582,470	$(43,550,996)	$45,032,402

Stock-based compensation	—	—	73,475	—	73,475
Exercise of stock options	212,995	21	323,630	—	323,651
Reversal of costs related to secondary offering	—	—	781	—	781
Net income	—	—	—	385,090	385,090

Balance at March 31, 2017	9,488,057	$949	$88,980,356	$(43,165,906)	$45,815,399

Airgain, Inc.

Unaudited Statements of Cash Flows

	For the Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net income	$385,090	$139,153
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	115,447	117,445
Amortization	97,346	91,333
Fair market value adjustment - warrants	—	(78,834)
Stock-based compensation	73,475	28,893
Deferred tax liability	9,834	—
Changes in operating assets and liabilities:
Trade accounts receivable	(2,357,941)	52,995
Inventory	38,494	73,048
Prepaid expenses and other assets	(75,203)	83,248
Accounts payable	42,917	(349,102)
Accrued bonus	(1,149,076)	(937,250)
Accrued liabilities	(268,306)	(47,302)
Deferred obligation under operating lease	(30,739)	(26,683)

Net cash used in operating activities	(3,118,662)	(853,056)
Cash flows from investing activities:
Purchases of property and equipment	(119,312)	(41,030)

Net cash used in investing activities	(119,312)	(41,030)
Cash flows from financing activities:
Repayment of notes payable	(388,563)	(404,469)
Reversal of costs related to initial public offering	781	—
Proceeds from exercise of stock options	323,651	—

Net cash used in financing activities	(64,131)	(404,469)
Net decrease in cash and cash equivalents	(3,302,105)	(1,298,555)
Cash and cash equivalents, beginning of period	45,161,403	5,335,913

Cash and cash equivalents, end of period	$41,859,298	$4,037,358

Supplemental disclosure of cash flow information
Interest paid	$32,508	$52,475
Supplemental disclosure of non-cash investing and financing activities:
Accretion of Series E, F, and G preferred redeemable convertible stock to redemption amount	$—	$533,203
Accrual of property and equipment	$1,054	—

Airgain, Inc.

Unaudited Reconciliation of Net Income to Adjusted EBITDA

	For the Three Months Ended March 31,
	2017	2016
Reconciliation of Net Income to Adjusted EBITDA
Net income	$385,090	$139,153
Stock-based compensation expense	73,475	28,893
Depreciation and amortization	212,793	208,778
Other income	(6,437)	(26,359)
Provision for income taxes	46,826	4,000

Adjusted EBITDA	$711,747	$354,465